                                   EXHIBIT 11

              ADVANCED COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                                                Three Months Ended June 30,
                                                           --------------------------------------
(In thousands, except share amounts)
                                                                 1999                   1998
                                                           --------------          --------------
EARNINGS PER SHARE:
Average number of common shares outstanding
     for basic and diluted computation (see Note)            19,859,262             19,615,865
                                                           --------------          --------------
                                                           --------------          --------------

Net income (loss) from continuing operations               $     (1,250)          $        501
Loss from discontinued operations, net of tax                      ----                 (1,532)
Loss on sale of discontinued operations, net                       ----                   ----
                                                           --------------          --------------
                                                           $     (1,250)          $     (1,031)
                                                           --------------          --------------
                                                           --------------          --------------

Basic and diluted earnings (loss) per share from:
     Continuing operations                                 $       (.06)          $        .03
     Discontinued operations                                       ----                   (.08)
     Sale of discontinued operations                               ----                   ----
                                                           --------------          --------------
                                                           $       (.06)          $       (.05)
                                                           --------------          --------------
                                                           --------------          --------------


                                                                                    Six Months Ended June 30,
                                                                  -----------------------------------------------------------
(In thousands, except share amounts)                                                        Pro Forma             Actual
                                                                        1999                   1998                 1998
                                                                  --------------       ------------------     ---------------
EARNINGS PER SHARE:
Average number of common shares outstanding
     for basic and diluted computation (see Note)                   19,859,262             19,615,865             19,615,865
                                                                  --------------       ------------------     ---------------
                                                                  --------------       ------------------     ---------------

Net income (loss) from continuing operations                      $       (219)          $        485          $        (315)
Loss from discontinued operations, net of tax                           (6,189)                (2,037)                (1,840)
Loss on sale of discontinued operations, net                           (51,800)                  ----                   ----
                                                                  --------------       ------------------     ---------------
                                                                  $    (58,208)          $     (1,552)          $     (2,155)
                                                                  --------------       ------------------     ---------------
                                                                  --------------       ------------------     ---------------

Basic and diluted earnings (loss) per share from:
     Continuing operations                                        $       (.01)          $        .02           $       (.02)
     Discontinued operations                                              (.31)                  (.10)                  (.09)
     Sale of discontinued operations                                     (2.61)                  ----                   ----
                                                                  --------------       ------------------     ---------------
                                                                  $      (2.93)          $       (.08)          $       (.11)
                                                                  --------------       ------------------     ---------------
                                                                  --------------       ------------------     ---------------

Note: The effect of the assumed exercise of stock options and the assumed conversion of the notes payable and preferred stock have not been included in the computation of diluted earnings per share for the period after issuance because to do so would have been anti-dilutive for the periods presented.

          See accompanying notes to consolidated financial statements.

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